Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (No. 333-195634) on Form S-8 of Papa Murphy's Holdings, Inc. of our report dated March 17, 2015, relating to our audit of the consolidated financial statements of Papa Murphy's Holdings, Inc. as of and for the year ended December 29, 2014, which appears in Papa Murphy's Holdings, Inc. Annual Report on Form 10-K.

/s/    Moss Adams LLP

Portland, Oregon
March 17, 2015